                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement           [_]CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        YES! ENTERTAINMENT CORPORATION
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (6) Amount Previously Paid:

  (7) Form, Schedule or Registration Statement No.:

  (8) Filing Party:

  (9) Date Filed:

                   [LOGO OF YES! ENTERTAINMENT CORPORATION]

                        YES! ENTERTAINMENT CORPORATION
                         3875 HOPYARD ROAD, SUITE 375
                         PLEASANTON, CALIFORNIA 94588

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 18, 1998

TO THE STOCKHOLDERS OF YES! ENTERTAINMENT CORPORATION:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of YES! Entertainment Corporation, a Delaware corporation (the "Company"), will be held on Friday, December 18, 1998 at 10:00 a.m. local time at The Four Points Hotel Sheraton, 5115 Hopyard Road, Pleasanton, California 94588 for the following purpose:

  1. To elect directors to serve for the ensuing year and until their successors are elected.

  2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 48,000,000 shares to 125,000,000 shares.

  3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on November 11, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors

                                       /s/ MARK C. SHEPHERD

                                       MARK C. SHEPHERD
                                       Secretary

Pleasanton, California
November 17, 1998


 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        YES! ENTERTAINMENT CORPORATION
                         3875 HOPYARD ROAD, SUITE 375
                         PLEASANTON, CALIFORNIA 94588

                                ---------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 18, 1998

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of YES! Entertainment Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on December 18, 1998, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held on such date at The Four Points Hotel Sheraton, 5115 Hopyard Road, Pleasanton, California 94588. The Company intends to mail this proxy statement and accompanying proxy card on or about November 17, 1998, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D.F. King & Co., Inc., but D.F. King & Co., Inc. will be paid its customary fee, estimated to be about $40,000, if it renders solicitation services. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock at the close of business on November 11, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on November 11, 1998, the Company had
outstanding and entitled to vote          shares of Common Stock.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except with respect to Proposal 2, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 2, abstention and broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3875 Hopyard Road, Suite 375, Pleasanton, California 94588, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

  The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 1999 annual meeting of stockholders pursuant to Rule 14a-8, "Shareholder Proposals," of the Securities and Exchange Commission is July 14, 1999. However, if the Company does not hold its 1999 annual meeting of stockholders within 30 days of this year's annual meeting of stockholders, the deadline for submitting stockholder proposals is a reasonable time before the Company begins to print and mail its proxy materials.

  Pursuant to the Company's Bylaws, proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than (i) 60 days prior to the date of such annual meeting or (ii) if notice of such meeting is given by the Company less than 70 days in advance of the meeting date, by the close of business on the tenth day following the date such notice is given, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  There are five nominees for the six Board positions presently authorized in the Company's Bylaws. Mr. Esmond T. Goei is not standing for re-election as a director of the Company. The Company has not yet identified a nominee for the sixth Board position. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Mr. Kingsborough is currently a director of the Company, having been elected by the stockholders, and Messrs. Nemetz, Shepherd, Chasanoff and Wissman are currently directors of the Company, having been appointed by the Board.

  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

  Directors are elected by a plurality of the votes present and in person or represented by proxy and entitled to vote.

NOMINEES

  The names of the nominees and certain information about them are set forth below:

                                              POSITION HELD WITH THE COMPANY/
               NAME               AGE              PRINCIPAL OCCUPATION
 -------------------------------- --- ----------------------------------------------
 Mr. Stuart J.                    33  Director of the Company, Senior Vice President
  Chasanoff(1)(2)(3).............      and General Counsel of HW Partners, L.P.
 Mr. Donald D. Kingsborough(3)... 51  Director of the Company, Vice President of
                                       Business Development of the Company
 Mr. Gary L. Nemetz(1)(2)(3)..... 45  Chairman of the Board of Directors, General
                                       Partner of Transition Capital Management
                                       Company, General Partner of DCC Growth Fund,
                                       LLP, President of Admiral Capital Corporation
 Mr. Mark C. Shepherd(3)......... 43  Director, Chief Executive Officer, Chief
                                       Financial Officer and Chief Operating Officer
                                       of the Company
 Mr. Barrett N. Wissman(1)(2).... 36  Director of the Company and Managing Director
                                       of the general partner of HW Partners, L.P.

-------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating Committee

  Mr. Chasanoff has served as a director of the Company since September 1998. Mr. Chasanoff is a Senior Vice President and General Counsel of HW Partners, L.P., the investment advisor of Infinity Investors Limited, Infinity Emerging Opportunities Limited and Glacier Capital Limited. Mr. Chasanoff joined HW Partners, L.P. in 1996 and focuses on transactions involving investment companies, corporate mergers and acquisitions, and private placements. From May 1989 through February 1994, and again from October 1995 through April 1996, Mr. Chasanoff was a corporate attorney in the New York office of White & Case, LLP, with a practice concentrating on mergers and acquisitions, securities offerings, corporate reorganizations and financial services. From March 1994 through October 1995, Mr. Chasanoff served as in-house counsel at PepsiCo., Inc. for two years, with a focus on financing transactions and mergers and acquisitions. Mr. Chasanoff is a 1990 cum laude graduate of Fordham University School of Law, and a 1987 graduate of the University of Virginia.

  Mr. Kingsborough founded the Company in September 1992 and has served as Chairman of the Board and Chief Executive Officer from September 1992 until September 1998 and as Vice President of Business Development from September 1998 to the present. From May 1989 to November 1992, Mr. Kingsborough was Chief Executive Officer of Intelligy Corporation, a developer of educational and child development products, including software. In February 1985, Mr. Kingsborough founded Worlds of Wonder, Inc., and served as its Chief Executive Officer until April 1988.

  Mr. Nemetz served as a director of the Company from March 1995 to June 1997 and was again appointed to the Board in May 1998. He became Chairman of the Board of the Company in September 1998. Mr. Nemetz is a general partner of Transition Capital Management Company and has been President of Admiral Capital Corp., a private investment management firm, since 1984. Since 1984, Mr. Nemetz has also conducted a management consulting business and law practice through G.L. Nemetz, a Professional Corporation. Mr. Nemetz is a Certified Public Accountant (inactive status) and serves as a director of Can Lines, Inc. and NHancement Technologies, Inc. (a Nasdaq SmallCap Market company). Mr. Nemetz is a General Partner with DCC Growth Fund, LLP.

  Mr. Shepherd has served as Chief Executive Officer since September 1998, Chief Operating Officer of the Company since October 1997 and as Chief Financial Officer of the Company since April 1998. He was appointed to the Board of Directors in September 1998. From 1992 to 1995 he served as Senior Vice President and Chief Financial Officer for Galoob Toys, Inc., a toy company. Prior to joining the Company, Mr. Shepherd was most recently the Senior Vice President-Finance for Einstein/Noah Bagel Corp. a 500 store bagel retailer.

  Mr. Wissman has served as a director of the Company since September 1998. Mr. Wissman is a Managing Director of the general partner of HW Partners, L.P., the investment advisor of Infinity Investors Limited, Infinity Emerging Opportunities Limited and Glacier Capital Limited. He attended St. Mark's School of Texas and graduated cum laude with high honors in 1981. Mr. Wissman then attended Yale University and graduated cum laude in 1985 with a double degree in economics and political science. Mr. Wissman has since received a Master of Arts degree in music at Southern Methodist University of Dallas. After graduating from Yale, Mr. Wissman joined Lazard Freres & Company in New York City, where he worked from 1985 to 1987. During this time, Mr. Wissman worked in the international mergers and acquisitions and the international project finance departments. In 1987, Mr. Wissman returned to Dallas where he assumed the capacity of the Chief Executive Officer of Athena Products Corporation, a Texas corporation, and its subsidiaries and affiliates (collectively, the "Athena Group"). Mr. Wissman and his family collectively own a majority interest in the Athena Group. These businesses manufacture and market chemicals, fertilizers and household consumer products in both domestic and international markets. His duties as Chief Executive Officer of the Athena Group included overseeing the administration, finance, marketing and production departments. In the first half of 1993, Mr. Wissman divested certain assets of the Athena Group and also licensed several of the Athena Group's manufacturing processes and trademarks. Mr. Wissman gained his investment management experience while successfully managing and trading his family's portfolio of domestic and international equities, derivatives, bonds and currencies. During his tenure with the Athena Group, Mr. Wissman also managed the corporation's investment portfolios and cash flow. Mr. Wissman also serves as a director of IBS Interactive, Inc., a public company that provides a broad range of computer networking, programming, applications development and Internet services primarily to businesses and organizations.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 31, 1997, the Board of Directors held 11 meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three nonemployee directors, Messrs. Nemetz, Chasanoff and Wissman. Mr. Nemetz is the Chairman of the Audit Committee. It met two times during 1997.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three nonemployee directors, Messrs. Nemetz, Chasanoff and Wissman. Mr. Chasanoff is the Chairman of the Compensation Committee. It met four times during 1997.

  The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of four directors: Messrs. Nemetz, Kingsborough, Chasanoff and Shepherd. Mr. Nemetz is the Chairman of the Nominating Committee. It did not meet during 1997.

  During 1997, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

EXECUTIVE OFFICERS

  The names of the Company's executive officers who are not also directors of the Company and certain information about each of them are set forth below:

  Sharon Duncan, age 46, has served as Executive Vice President, International of the Company since July 1996. From January 1990 to January 1992, she was Director of International Sales and Marketing for Galoob Toys, Inc., a toy company. She was promoted to Vice President, International Sales and Marketing for Galoob in January of 1992 and held that position through June 1996.

  William Radin, age 67, has served as Executive Vice President, Operations of the Company since July 1994. Mr. Radin served as Senior Vice President, R&D of the Company from June 1993 to July 1994. From January 1990 to December 1992, he was Vice President and Managing Director of Galco, the Hong Kong division of Lewis Galoob Toys, Inc., a toy manufacturer, and from December 1992 to April 1993, he was Managing Director of Arco, Ltd., the Hong Kong division of Mattel, Inc., a toy manufacturer. From June 1983 to December 1990, Mr. Radin was Vice President and Managing Director for Tonka Kenner Parker Far East, a toy manufacturer.

                                  PROPOSAL 2

            INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  The Company's stockholders are being requested to approve an amendment to the Company's Certificate of Incorporation (the "Amendment") to increase the number of shares of Common Stock authorized for issuance from 48,000,000 shares to 125,000,000 shares. Such additional shares would be available for issuance upon (i) conversion of the Company's Series B Convertible Preferred Stock ("Series B Preferred"), Series C Convertible Preferred Stock ("Series C Preferred") and 5% Convertible Debentures ("Debentures"), (ii) exercise of warrants to purchase 300,000 shares of the Company's Common Stock (the "Warrants"), and (iii) such other transactions as shall be approved by the Board of Directors. The Company currently does not have a sufficient number of authorized and unissued shares available for issuance upon conversion of the outstanding Series B Preferred, Series C Preferred and Debentures, and the exercise of the Warrants. These securities were issued in the financings described below. Although at present the Company has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

THE FINANCINGS

  On March 18, 1997, pursuant to the Amended and Restated Convertible Debenture and Convertible Preferred Stock Purchase Agreement (the "March Agreement") by and among the Company, Infinity Investors Limited ("Infinity") and Fairway Capital Limited ("Fairway"), the Company issued and sold to Infinity and Fairway Debentures in an aggregate principal amount of $1,566,667, and 85,000 shares of Series A Preferred Stock in exchange for outstanding debentures. Prior to that time, the Company had also issued to Infinity, Fairway and Brown Simpson, LLC, collectively, the Warrants to purchase 300,000 shares of Common Stock. The Company received an aggregate of approximately $10,000,000 in connection with the transactions which were amended by the March Agreement. Such funds were used for general working capital purposes. Pursuant to the Amended and Restated Securities Purchase Agreement, dated as of July 25, 1997 (the "Purchase Agreement"), by and among the Company, Infinity, Fairway (which has since transferred its securities and rights and obligations under the Purchase Agreement to Glacier Capital Limited ("Glacier")) and Cappello & Laffer Capital Group ("Cappello," which has since transferred its securities and rights and obligations under that agreement to three individuals affiliated with Cappello (the "Cappello Individuals")), which amended and restated the March Agreement in its entirety, the Debentures and Series A Preferred Stock purchased pursuant to the March Agreement were exchanged for Debentures in an aggregate principal amount of $1,956,021 and 390,846 shares of Series B Preferred. Of the total securities issued, 54,368 shares of Series B Preferred and $182,997.74 aggregate principal amount of the Debentures were subsequently converted into an aggregate of 1,665,094 shares of the Company's Common Stock.

  Pursuant to the Securities Exchange Agreement dated as of September 2, 1998 (the "Exchange Agreement") by and among the Company, Infinity, Glacier and Infinity Emerging Opportunities Limited ("Emerging," which acquired certain Debentures from Infinity), Infinity, Emerging and Glacier exchanged the Debentures and Series B Preferred held by such parties for Debentures in an aggregate principal amount of $1,835,921 and 348,670 shares of Series C Preferred.

  The purchasers of securities pursuant to the Purchase Agreement and the Exchange Agreement consist of a limited number of accredited investors, and such financings were made in reliance on Regulation D promulgated under the Act which offers an exemption from registration requirements under the Act. The Company did not pay any compensation to any party in connection with the sale and issuance of securities pursuant to the Purchase Agreement and the Exchange Agreement.

  As a result of the above transactions and subsequent conversions, transfers, dividends and interest on, and sales of such securities, the following entities own the following amounts of such securities as of September 30, 1998:

                                       SHARES OF SHARES OF PRINCIPAL
                                       SERIES B  SERIES C  AMOUNT OF
   INVESTOR                              STOCK     STOCK   DEBENTURES WARRANTS
   --------                            --------- --------- ---------- --------
   Infinity Investors Limited.........       0    315,042  $1,553,953 202,500
   Glacier Capital Limited............       0     35,394     190,461  22,500
   Infinity Emerging Opportunities
    Limited...........................       0          0     101,136       0
   Cappello Individuals...............   9,621          0     475,153       0
   OTA Limited Partnership............       0          0           0  75,000

  Not all of these securities can be converted into Common Stock unless the stockholder approval being solicited in this Proposal 2 is obtained. If all of the Series B Preferred, Series C Preferred, Debentures and Warrants were converted and exercised, the following investors would have received the following numbers of shares of the Company's Common Stock, assuming the conversion/exercise date was October 23, 1998 and sufficient authorized but unissued shares were available for issuance:

                                                                     SHARES OF
   INVESTOR                                                         COMMON STOCK
   --------                                                         ------------
   Infinity Investors Limited......................................  51,443,068
   Glacier Capital Limited.........................................   5,885,906
   Infinity Emerging Opportunities Limited.........................     550,670
   Cappello Individuals............................................   4,100,009
   OTA Limited Partnership.........................................      75,000
                                                                     ----------
     Total.........................................................  62,054,656

  There are currently only approximately 29,500,000 authorized but unissued shares of Common Stock available for issuance upon conversion of these
securities. As of the Record Date the Company had outstanding [    ] shares of
its Common Stock.

  THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

RELATIONSHIP OF CERTAIN PURCHASERS TO DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

  Mr. Barrett N. Wissman, a director of the Company, is a Managing Director of the general partner of HW Partners, L.P., the investment adviser of Infinity, Glacier and Emerging, and Mr. Stuart J. Chasanoff, a director of the Company, is a Senior Vice President and General Counsel of HW Partners, L.P. Infinity, Glacier and Emerging owned, collectively, as of September 30, 1998, 350,436 shares of Series C Preferred, $1,845,550 aggregate principal amount of Debentures, and Warrants to purchase 225,000 shares of Common Stock. See "The Financings" above and "Certain Transactions" below.

DESCRIPTION OF THE SECURITIES

  The Company's Certificate of Incorporation authorizes the issuance of 48,000,000 shares of Common Stock, par value $.001 per share, and 2,000,000 shares of Preferred Stock, par value $.001 per share. Of the authorized shares of Preferred Stock, 85,000 have been designated Series A Convertible Preferred Stock, 540,000 have been designated as Series B Preferred, and 540,000 have been designated as Series C Preferred. All outstanding shares of Series A Convertible Preferred Stock were exchanged for shares of Series B Preferred pursuant to the Purchase Agreement.

  Holders of Series B Preferred are entitled to receive, when and as declared by the Company's Board of Directors, cumulative dividends at the rate of $1.28 per share per annum (as adjusted for stock dividends, combinations, splits, recapitalizations and the like), payable in shares of Series B Preferred. On May 1, 1997, such dividends began accruing on a daily basis. Upon any liquidation, dissolution, or winding up of the Company, holders of Series B Preferred shall be entitled to receive out of the assets of the Company an amount equal to $25.00 per share (as adjusted for stock dividends, combinations, splits, recapitalizations and the like), before any distribution or payment shall be made to the holders of any junior securities. At the option of the holder, the Series B Preferred is convertible into Common Stock at a conversion rate per share equal to $25.00 divided by 81.25% of the lowest trading price of the Common Stock over the last 30 trading days prior to conversion (subject to certain antidilution adjustments). All shares of Series B Preferred outstanding on April 30, 2002 shall be automatically converted into Common Stock at such conversion rate. If the Company has not obtained stockholder approval of the issuance of Common Stock upon conversion of the Series B Preferred, the Series C Preferred, the 5% Debentures and upon exercise of the Warrants ("Stockholder Approval") on the date that it receives notice of conversion from a holder of Series B Preferred and the conversion of such securities is limited by the rules of the Nasdaq National Market (the "Nasdaq Rules"), which prohibit the issuance of the shares of Common Stock in excess of 20% of the Company's outstanding Common Stock without stockholder approval (which approval has not been obtained), such holder may require the Company to redeem the shares of Series B Preferred as to which conversion is limited by such rules at a price per share calculated based upon a percentage of the liquidation preference. The Nasdaq Rules only apply so long as the Company's Common Stock is listed on the Nasdaq National Market. Pursuant to the Purchase Agreement, if the Common Stock is suspended or delisted from the Nasdaq National Market (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information and other than a suspension of trading if the Common Stock is quoted on the Nasdaq SmallCap Market within one business day after such suspension or delisting), at the option of each holder of Series B Preferred, the Company must repay, redeem or repurchase, as applicable, all of the Debentures owned by such holder at a prepayment penalty, all of the shares of Series B Preferred owned by such holder at a price per share based upon a percentage of the liquidation preference, all of the Warrants owned by such holder at a price based upon the market price of the Common Stock and all of the shares of Common Stock issued to such holder upon conversion of the Series B Preferred and the Debentures and upon exercise of the Warrants. The Company has the right, exercisable upon five trading days notice to the holders of the Series B Preferred, to redeem all of the outstanding shares of Series B Preferred at a price per share calculated based upon a percentage of the liquidation preference. There is no restriction on the redemption of shares of Series B Preferred based upon arrearage in the payment of dividends. For so long as any shares of Series B Preferred remain outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of Series B Preferred then outstanding, (i) alter or change adversely the powers, preferences or rights of the Series B Preferred or (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to, prior to or pari passu with the Series B

Preferred. Pursuant to the Amended and Restated Registration Rights Agreement dated July 25, 1997 (the "Registration Rights Agreement"), the holders of Series B Preferred have certain registration rights.

  Holders of Series C Preferred are entitled to receive, when and as declared by the Company's Board of Directors, cumulative dividends at the rate of $1.28 per share per annum (as adjusted for stock dividends, combinations, splits, recapitalizations and the like), payable in shares of Series C Preferred, commencing on September 30, 1998. Upon any liquidation, dissolution, or winding up of the Company, the holders of Series C Preferred shall be entitled to receive out of the assets of the Company, an amount equal to $25.00 per share (as adjusted for stock dividends, combinations, splits, recapitalizations and the like), before any distribution or payment shall be made to the holders of any junior securities. At the option of the holder, the Series C Preferred is convertible into Common Stock at a conversion rate per share equal to $25.00 divided by 81.25% of the lowest trading price of the Common Stock over the last 30 trading days prior to conversion (subject to certain antidilution adjustments). The provisions referred to above with respect to the redemption of the Series B Preferred and the Nasdaq Rules apply equally to the Series C Preferred. Pursuant to the Exchange Agreement, if the Common Stock is suspended or delisted from the Nasdaq National Market (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information and other than a suspension of trading if the Common Stock is quoted on the Nasdaq SmallCap Market within one business day after such suspension or delisting), at the option of each holder of Series C Preferred, the Company must repay, redeem or repurchase, as applicable, all of the Debentures owned by such holder at a prepayment penalty, all of the shares of Series C Preferred owned by such holder at a price per share based upon a percentage of the liquidation preference, all of the Warrants owned by such holder at a price based upon the market price of the Common Stock and all of the shares of Common Stock issued to such holder upon conversion of the Series C Preferred and the Debentures and upon exercise of the Warrants. The Company has the right, exercisable upon 15 trading days notice to the holders of the Series C Preferred, to redeem all of the shares of a holder of Series C Preferred at a price per share calculated based upon a percentage of the liquidation preference; provided, however, that the Company cannot redeem shares of Series C Preferred from a holder without simultaneously repaying any and all indebtedness owed by the Company to such holder. In addition, if the Company has not obtained stockholder approval requested by this Proposal 2 by December 21, 1998, unless the holders of a majority of the Series C Preferred notify the Company that such securities shall not be redeemed, the Company shall redeem all of the shares of Series C Preferred then outstanding at a price per share calculated based upon a percentage of the liquidation preference. There is no restriction on the redemption of shares of Series C Preferred based upon arrearage in the payment of dividends. For so long as at least 25% of the shares of Series C Preferred remain outstanding, holders of Series C Preferred have the right to elect two members of the Company's Board of Directors. In addition, for so long as any shares of Series C Preferred remain outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of Series C Preferred then outstanding, (i) alter or change adversely the powers, preferences or rights of the Series C Preferred;
(ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to, or pari passu with the Series C Preferred; or (iii) enter into any merger, recapitalization, consolidation or similar transaction that would result in the change of any of the terms of the Series C Preferred. Further, without the consent and approval of the two directors elected by the Series C Preferred, the Company shall not
(i) incur more than $100,000 in additional indebtedness (excluding trade debt incurred in the ordinary course of business); (ii) permit to exist liens on its assets other than existing liens or liens securing certain outstanding obligations of the Company; (iii) use any of the proceeds of certain financings for any purpose other than working capital in connection with the operation of the Company's present business operations; (iv) enter into any agreement to merge with or otherwise combine its assets or operations with any other entity or sell any material assets outside the ordinary course of business; (v) commence an action for relief under any provision of the United States Bankruptcy Code or any similar statutory scheme; (vi) pay any material additional or special compensation to any of its officers that is not currently required under any existing agreements with its officers; (vii) enter into any material transaction with any insider or affiliate; or (viii) issue any shares of stock in the Company other than in satisfaction of existing options, warrants, conversion rights, or existing obligations under the Company's employee benefit plans. Pursuant to the Registration Rights Agreement, the holders of Series C Preferred have certain registration rights.

  As of September 30, 1998, Debentures in an aggregate amount of $2,316,260 were outstanding. The Debentures mature on April 20, 2002 and interest accrues upon the unpaid balance thereof at the rate of 5% per annum. The Debentures are convertible into Common Stock at a conversion rate of the dollar amount being converted divided by 81.25% of the of the lowest trading price of the Common Stock over the last 30 trading days prior to conversion (subject to certain antidilution adjustments). If the Company has not obtained Stockholder Approval on the date that it receives notice of conversion from a holder of Debentures and the conversion of such securities is limited by the Nasdaq Rules, or if the Company's Common Stock is no longer listed on the Nasdaq National Market, the Company shall be required at the option of the holders to repay the outstanding principal balance of such Debentures at a prepayment penalty. In addition, if the stockholder approval requested by this Proposal 2 is not obtained by December 21, 1998, then the Company will be required at the option of the holders to redeem the Debentures at a premium. The Company shall have the right to prepay the Debentures at any time, subject to a prepayment penalty. The holders of Debentures shall have certain acceleration rights upon the following events of default: (i) any default in payment of interest or principal when due; (ii) any breach by the Company of the terms of the Debentures, the Purchase Agreement, the Registration Rights Agreement or the Certificates of Designation of the Series B Preferred and Series C Preferred not remedied within five business days following notice of breach ; (iii) commencement of a case under the United States Bankruptcy Code regarding the Company or any of its subsidiaries; (iv) failure by the Company to pay interest and principal due pursuant to certain material obligations; (v) sale by the Company of substantially all of its assets or the occurrence of a change in control of the Company; (vi) redemption or repurchase by the Company of more than 10,000 shares of Common Stock; and (vii) entry of material litigation judgments against the Company. The Company is not required by the terms of the Debentures to furnish evidence of the absence of default or of its compliance with such terms.

  On or before March 18, 2002, the Warrants are exercisable for 300,000 shares of Common Stock at an exercise price of 125% of the lowest average of per share market values of the Common Stock over a five-day trading period during the 60 trading days prior to exercise (subject to certain antidilution adjustments), and are subject to repurchase at a premium if the Company's Common Stock ceases to be listed on the Nasdaq National Market.

  Under the terms of the Exchange Agreement, Infinity, Glacier and Emerging have agreed not to convert the Series C Preferred and Debentures they own, or exercise the Warrants they own, until February 11, 1999. This obligation not to convert or exercise these securities will terminate if this Proposal 2 is not adopted by the stockholders of the Company.

  Payments under the Series B Stock, the Series C Stock and the Debentures are subordinated to the rights of the Company's senior lender under the Company's credit facility with such lender.

  The Company anticipates that its Common Stock will be delisted from the Nasdaq National Market prior to the Annual Meeting of Stockholders. Stockholders should monitor the continued listing of the Company's Common Stock and take this into consideration in voting on this Proposal 2.

VOTE REQUIRED

  On November 11, 1998, the record date, there were issued and outstanding shares of Common Stock entitled to vote on Proposal 2. The affirmative vote of the holders of a majority of such shares is required to approve Proposal 2. Of the shares of Common Stock entitled to vote on Proposal 2, approximately 797,479 were held by Messrs. Kingsborough and Nemetz, who have signed irrevocable proxies to vote such shares in favor of Proposal 2.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                  PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of October 16, 1998 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                 BENEFICIAL OWNERSHIP (1)
                                             ---------------------------------
              BENEFICIAL OWNER               NUMBER OF SHARES PERCENT OF TOTAL
-------------------------------------------- ---------------- ----------------
PRINCIPAL STOCKHOLDERS
Sandler Capital Management (2)..............    1,118,459           6.5%
 767 Fifth Avenue
 New York, NY 10153
Andyla Yasa.................................    1,389,502           8.2%
 c/o P.T. Amanda Granitkusuma
 Chase Plaza Tower, 4th Floor
 Jln. Jend. Sudirman kav.21
 Jakarta 12910 Indonesia
Pitt & Company (3)..........................    1,059,523           6.3%
 c/o Bankers Trust Company
 P.O. Box 2444
 Church Street Station
 New York, NY 10008
DIRECTORS
Donald D. Kingsborough (4)..................      572,429           3.3%
Gary L. Nemetz (5)..........................      225,050           1.3%
Mark C. Shepherd (6)........................      111,004              *
Stuart J. Chasanoff (7).....................            0              *
Barrett N. Wissman (8)......................            0              *
NAMED OFFICERS
Mark Bradlee (9)............................        1,424              *
Sharon Duncan (10)..........................       39,715              *
Sol Kershner (11)...........................        1,487              *
William Radin (12)..........................      117,768              *
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A       1,029,162           5.9%
 GROUP (9 persons) (13).....................

-------
  *Less than 1%.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and filings made with the Securities and Exchange Commission (the "SEC") pursuant to Sections 13(d), 13(f) or 13(g) of the Securities Exchange Act of 1934, as amended. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,813,998 shares outstanding on October 16, 1998, adjusted as required by rules promulgated by the SEC.

 (2) Includes 180,807, 61,518, 24,341, 330,857, 148,885, and 71,685 shares held by 21st Century Communications Partners, L.P., 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners, L.P., Sandler Mezzanine Partners, L.P., Sandler Mezzanine T-E Partners, L.P., and Sandler Mezzanine Foreign Partners, L.P., respectively. Also includes 133,333, 133,333, 20,224, 4,381, and
     9,099 shares, respectively, subject to warrants exercisable within 60 days of October 16, 1998.

 (3) The Company believes that Pitt & Company is the transferee of shares purchased and previously held by Capital Cities Capital, Inc.

 (4) Includes (i) 375,184 shares subject to options exercisable within 60 days of October 16, 1998 and (ii) 4,595 shares subject to warrants exercisable within 60 days of October 16, 1998. Excludes 24,000 shares held in trust for Mr. Kingsborough's children, as to which Mr. Kingsborough disclaims beneficial ownership.

 (5) Includes 65,685 and 114,546 shares held by Gary Nemetz, as Trustee, and Admiral Capital Corporation, as Trustee, respectively. Also includes 22,792, 16,666 and 5,361 shares held by Admiral Capital Corporation, as Trustee, Gary Nemetz, as Trustee, and Transition Capital Management Company, as Trustee, respectively, which are subject to warrants exercisable within 60 days of October 16, 1998. Mr. Nemetz, who owns or controls the partnership interests in Transition Capital Management Company, with which Admiral Capital Corporation is affiliated, may be deemed to share voting and dispositive power with regard to shares held by Transition Capital Management Company and its affiliates. Mr. Nemetz disclaims beneficial ownership of these securities, except to the extent of his equity ownership therein.

 (6) Includes 109,375 shares subject to options exercisable within 60 days of October 16, 1998. Also includes 1,629 shares vested within 60 days of October 16, 1998 under the Company's 401(k) plan.

 (7) Does not include as of September 30, 1998 an aggregate of 350,436 shares of Series C Convertible Preferred Stock and 5% Convertible Debentures in an aggregate principal amount of $1,845,550 held by Infinity Investors Limited, Infinity Emerging Opportunities Limited and Glacier Capital Limited. Such securities are convertible into Common Stock under certain circumstances as more fully described in Proposal 2. Mr. Chasanoff is a Senior Vice President and General Counsel of HW Partners, L.P., the investment adviser of Infinity Investors Limited, Infinity Emerging Opportunities Limited and Glacier Capital Limited.

 (8) Does not include as of September 30, 1998 an aggregate of 350,436 shares of Series C Convertible Preferred Stock and 5% Convertible Debentures in an aggregate principal amount of $1,845,550 held by Infinity Investors Limited, Infinity Emerging Opportunities Limited and Glacier Capital Limited. Such securities are convertible into Common Stock under certain circumstances as more fully described in Proposal 2. Mr. Wissman is a Managing Director of the General Partner of HW Partners, L.P., the investment adviser of Infinity Investors Limited, Infinity Emerging Opportunities Limited and Glacier Capital Limited.

 (9) Mr. Bradlee was Executive Vice President, Sales of the Company until October 15, 1997; he is no longer an officer of the Company.

(10) Includes 34,166 shares subject to options exercisable within 60 days of October 16, 1998. Also includes 5,549 shares vested within 60 days of October 16, 1998 under the Company's 401(k) plan.

(11) Mr. Kershner was Chief Financial Officer and Chief Operating Officer of the Company until October 13, 1997. He is no longer an officer of the Company.

(12) Includes 107,768 shares subject to options exercisable within 60 days of October 16, 1998. Also includes 9,796 shares vested within 60 days of October 16, 1998 under the Company's 401(k) plan.

(13) Includes 484,559 shares subject to options exercisable within 60 days of October 16, 1998 and 49,414 shares subject to warrants exercisable within 60 days of October 16, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  Each nonemployee director of the Company receives a quarterly retainer of $2,000. In the fiscal year ended December 31, 1997, the total compensation paid to nonemployee directors was $42,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. In addition, since April 27, 1998 Mr. Nemetz has received $5,000.00 per month under a consulting agreement with the Company and not in connection with his position as a director.

  Each nonemployee director of the Company also receives stock option grants pursuant to the 1995 Director Stock Option Plan (the "Director Plan"). Only nonemployee directors of the Company or affiliates of such directors (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) are eligible to receive options pursuant to the Director Plan.

  Options granted pursuant to the Director Plan are intended by the Company not to qualify as incentive stock options under the Code. Options granted pursuant to the Director Plan are non-discretionary. On the date of the first meeting of the Board of Directors in which an individual participates as a director, such individual is automatically granted an option to purchase 15,000 shares of Common Stock (an "Initial Option"). On July 31 of each year (or the next business day should such date be a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company and has served as a nonemployee director for at least six months or, where specified by the nonemployee director, an affiliate of such director, is automatically granted pursuant to the Director Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 7,500 shares of Common Stock (a "Director Option"). No other options may be granted at any time under the Director Plan. The exercise price of options granted to nonemployee directors and employee directors under the Director Plan is 100% and 110%, respectively, of the fair market value of the Common Stock subject to the option on the date of the option grant. Shares subject to Initial Options vest at the rate of 1/48 per month and 25% of the shares subject to Director Options vest 12 months after the date of grant, with the balance of the shares vesting ratably thereafter at 1/48 per month. The term of options granted under the Director Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change in control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity.

  During the last fiscal year, the Company granted options covering 7,500 shares to each nonemployee director of the Company at an exercise price per share of $4.00; however, such options have not yet been issued. The fair market value of such Common Stock on the date of grant was $4.00 per share (based on the closing sales price reported in the National Market System for the date of grant). As of October 16, 1998, no options had been exercised under the Director Plan.

COMPENSATION OF EXECUTIVE OFFICERS

 SUMMARY OF COMPENSATION

  The following table shows, for the years ended December 31, 1997, 1996 and 1995, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1997, including two former executive officers who departed from the Company during fiscal year 1997 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION
                                  ----------------------------------------------
                                                   SECURITIES
                                  SALARY  BONUS    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   ($)    ($)   OPTIONS (#)(1) COMPENSATION ($)
---------------------------  ---- ------- ------ -------------- ----------------
Donald D. Kingsborough
 (2)......................   1997 516,200     --    300,000           7,180 (3)
 Vice President of Busi-
  ness Development           1996 457,450 33,645    300,000           7,176 (3)(4)
                             1995 275,500     --    225,000           1,099 (3)(5)
William Radin.............   1997 257,800     --     80,000              --
 Executive Vice President,
  Operations                 1996 257,800 27,694     80,000              --
                             1995 216,067     --     85,062             761 (3)
Sharon Duncan.............   1997 210,000     --     95,000              --
 Executive Vice President,
  International              1996 100,000     --     75,000              --
                             1995      --     --         --              --
FORMER OFFICERS:
Sol Kershner (7)..........   1997 337,000     --         --              --
                             1997 304,500 30,480    175,000             439 (3)
                             1997 156,672     --    125,000              --
Mark Bradlee (8)..........   1997 165,933     --         --          33,333 (6)
                             1996 209,600 18,598     25,000              --
                             1995 173,100     --     55,000              --

-------
(1) All 1997 option grants represent options issued in 1996 which were subsequently canceled, repriced and reissued in 1997. In addition to the repriced options, Ms. Duncan received options to purchase 20,000 shares in 1997.

(2) Mr. Kingsborough served as President and Chief Executive Officer of the Company until September 1998, when he became Vice President of Business Development of the Company.

(3) Represents premiums paid on life insurance.

(4) Does not include approximately $1,490 representing Mr. Kingsborough's share of royalties earned in 1996 by Shoot the Moon Products, Inc. ("STM").

(5) Does not represent approximately $50,250 representing Mr. Kingsborough's share of royalties earned in 1995 by STM.

(6) Represents severance pay.

(7) Mr. Kershner was Chief Financial Officer and Chief Operating Officer of the Company until October 13, 1997; he is no longer an employee of the Company.

(8) Mr. Bradlee was Executive Vice President, Sales of the Company until October 15, 1997; he is no longer an employee of the Company.

STOCK OPTION GRANTS AND EXERCISES

  The Company grants options to its executive officers pursuant to its 1992 Stock Option Plan (the "1992 Plan") and its 1995 Stock Option Plan (the "1995 Plan," with the 1992 Plan, the "Plans"). As of December 31, 1997, options to purchase a total of 2,630,838 shares were outstanding under the Plans and options to purchase 406,826 shares remained available for grant thereunder.

  The following tables show for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                                      INDIVIDUAL GRANTS
                          ------------------------------------------
                                       PERCENT                        POTENTIAL REALIZABLE
                                       OF TOTAL                         VALUE AT ASSUMED
                           NUMBER OF   OPTIONS                        ANNUAL RATES OF STOCK
                          SECURITIES  GRANTED TO                     PRICE APPRECIATION FOR
                          UNDERLYING  EMPLOYEES  EXERCISE                OPTION TERM (4)
                            OPTIONS   IN FISCAL   PRICE   EXPIRATION -----------------------
          NAME            GRANTED (1)  YEAR (2)   ($/SH)   DATE (3)    5% ($)     10% ($)
------------------------  ----------- ---------- -------- ---------- ---------- ------------
Donald D. Kingsborough..    300,000     17.72%    $5.00    8/07/07      943,355    2,390,610
William Radin...........     80,000      4.73%    $3.75    8/07/07      188,667      478,122
Sharon Duncan...........     75,000      4.43%    $3.75    8/07/07      176,875      448,239
                             20,000      1.18%    $6.00    2/12/07      191,249       75,467
FORMER OFFICERS:
Sol Kershner (5)........         --        --        --         --           --           --
Mark Bradlee (6)........         --        --        --         --           --           --

                       OPTION GRANTS IN LAST FISCAL YEAR
-------
(1) Options in this table are either incentive stock options or nonstatutory stock options, were granted pursuant to the Company's 1992 Stock Option Plan (the "1992 Plan") or the 1995 Stock Option Plan (the "1995 Plan"), and have exercise prices equal to the fair market value on the date of grant. Options granted pursuant to the 1992 Plan have five or ten year terms, and options granted pursuant to the 1995 Plan have ten year terms. All such options vest over a four year period at the rate of one-fourth of the shares at the end of one year from the date of grant (or the first day of employment for new employees) and 1/48th per month thereafter.

(2) Based on options to purchase 1,692,700 shares of Common Stock granted to employees, including executive officers, for the fiscal year ended December 31, 1997.

(3) Options may terminate prior to the expiration date upon the termination of the optionee's status as an employee or consultant, the optionee's death or disability or, under certain circumstances, upon an acquisition of the Company.

(4) The potential realizable value is based on the term of the option at the date of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. Actual gains, if any, are dependent upon the actual future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(5) Mr. Kershner was Chief Financial Officer and Chief Operating Officer of the Company until October 13, 1997; he is no longer an employee of the Company.

(6) Mr. Bradlee was Executive Vice President, Sales of the Company until October 15, 1997; he is no longer an employee of the Company.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
                                     VALUES

                                                               NUMBER OF
                                                              SECURITIES           VALUE OF
                                                              UNDERLYING      UNEXERCISED IN-THE-
                                                          UNEXERCISED OPTIONS  MONEY OPTIONS AT
                                                             AT FY-END (#)        FY-END ($)
                                                          ------------------- -------------------
                         SHARES ACQUIRED      VALUE          EXERCISABLE/        EXERCISABLE/
          NAME           ON EXERCISE (#) REALIZED ($) (1)  UNEXERCISABLE (2)   UNEXERCISABLE (3)
------------------------ --------------- ---------------- ------------------- -------------------
Donald D. Kingborough...        --              --          223,621/396,876              --
William Radin...........        --              --           61,623/115,105         2,291/0
Sharon Duncan...........        --              --                 0/95,000              --
FORMER OFFICERS:
Sol Kershner (4)........        --              --          141,666/158,334              --
Mark Bradlee (5)........        --              --                 27,916/0              --

-------
(1) Represents the fair market value of the Company's Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq National Market or the actual sales price if the shares were sold by the optionee) less the exercise price, and does not necessarily indicate that the shares were sold by the optionee.

(2) Includes both in-the-money and out-of-the-money options.

(3) Fair market value of the Company's Common Stock at December 31, 1997 ($1-27/32, based on the closing sales price reported on the Nasdaq National Market), less the exercise price.

(4) Mr. Kershner was Chief Financial Officer and Chief Operating Officer of the Company until October 13, 1997; he is no longer an employee of the Company.

(5) Mr. Bradlee was Executive Vice President, Sales of the Company until October 15, 1997; he is no longer an employee of the Company.

  The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer since June 8, 1995, the date of the Company's initial public offering.

                          TEN-YEAR OPTION REPRICINGS

                                   NUMBER OF   MARKET PRICE
                                  SECURITIES  OF THE STOCK AT EXERCISE PRICE              LENGTH OF ORIGINAL
                                  UNDERLYING      TIME OF       AT TIME OF                   OPTION TERM
                                    OPTIONS    REPRICING OR    REPRICING OR  NEW EXERCISE REMAINING AT DATE
                                  REPRICED OR    AMENDMENT      AMENDMENT       PRICE      OF REPRICING OR
NAME AND POSITION          DATE   AMENDED (#)       ($)            ($)           ($)          AMENDMENT
-----------------         ------- ----------- --------------- -------------- ------------ ------------------
Donald D. Kingsborough..  8/07/97   300,000       $3.875         $ 13.875       $5.00       9 yrs. 3 mos.
 President and Chief
 Executive Officer
William Radin...........  8/07/97    80,000       $3.875         $ 13.875       $3.75       9 yrs. 3 mos.
 Executive
 Vice President,
 Operations
Sharon Duncan...........  8/07/97    75,000       $3.875         $10.6875       $3.75       9 yrs.
 Executive
 Vice President,
 International
FORMER OFFICERS:
Sol Kershner (1)........      --        --           --               --          --        --
Mark Bradlee (2)........      --        --           --               --          --        --

-------
(1) Mr. Kershner was Chief Financial Officer and Chief Operating Officer of the Company until October 13, 1997; he is no longer an employee of the Company.
(2) Mr. Bradlee was Executive Vice President, Sales of the Company until October 15, 1997; he is no longer an employee of the Company.

                             EMPLOYMENT AGREEMENTS

  Employment Agreement with Donald D. Kingsborough. The Company entered into an employment agreement with Mr. Kingsborough effective as of June 7, 1995, for an initial term of three years. The agreement automatically renewed for a one-year period on June 7, 1998 and will renew for a one-year period on each anniversary thereof. The Company may terminate Mr. Kingsborough's employment at the end of any such one-year period upon 180 days notice prior to the end of such term. Mr. Kingsborough's salary is $500,000 per year and he is not eligible to receive bonuses.

  Employment Agreement with Sol Kershner. The Company entered into an employment agreement with Mr. Kershner effective June 10, 1995. Mr. Kershner retired from the Company on December 31, 1997 and, therefore, such agreement is no longer in effect.

  Employment Agreement with William Radin. In November 1995, the Company entered into an employment agreement with William Radin, Executive Vice President, Operations effective as of July 4, 1995. The Agreement automatically renews for a one year period on July 1, 1997 and on each anniversary thereof. During the renewal period, the Company may terminate Mr. Radin's employment upon 30 days prior notice.

  Employment Agreement with Mark C. Shepherd. The Company has entered into an employment agreement with Mr. Shepherd effective as of September 16, 1997. The agreement provides that if Mr. Shepherd is terminated without cause he will receive twelve months severance. Mr. Shepherd's base salary is $250,000 per year, increasing in the second year to at least $275,000 and $300,000 in the third year.

                     REPORT OF THE COMPENSATION COMMITTEE
                            ON REPRICING OF OPTIONS

  On August 7, 1997, the Compensation Committee (the "Committee") considered the options held by the Company's executive officers and employees and the fact that a broad decline in the price of the Company's Common Stock had resulted in a substantial number of stock options granted pursuant to the Company's 1995 Stock Option Plan having exercise prices well above the recent historical trading prices for the Common Stock.

  The Committee believed that the Company's future success would depend in large part on its ability to retain its key employees, and that the loss of key employees could have a significant adverse impact on the Company's business. The Committee also believed that unless an adjustment was made in option prices, existing employees holding options would perceive a substantial inequity in comparison to new employees granted stock options with exercise prices set at the current, lower fair market value of the Company's Common Stock and that employee morale would suffer as a result. The Committee concluded that it was important and cost effective to provide equity incentives to employees and executive officers to improve the Company's performance and value to its stockholders. The Committee recognized that cancellation of existing options with exercise prices higher than fair market value and issuance of new options with exercise prices at fair market value would provide additional incentives for employees because of the increased potential for appreciation.

  Considering these factors, the Committee determined that it was in the best interests of the Company and its stockholders to restore the incentives for employees and executive officers to remain with the Company and to exert their maximum efforts on behalf of the Company by granting replacement options under the 1995 Plan for those options with exercise prices above current trading prices, with restarted vesting and exercise prices reflective of the current market value of the Common Stock. Accordingly, the Committee approved an offer to certain employees of the Company, including executive officers, whom the Board considered separately, of the right to cancel certain existing options and receive new options. Such new options have an exercise price of $3.75 per share, except those options issued to Mr. Kingsborough, which have an exercise price of $5.00 per share. All replacement options will terminate no later than ten years from the date of initial grant.

                                       Stuart J. Chasanoff*
                                       Barrett N. Wissman*
                                       Gary L. Nemetz

-------
* Joined the Compensation Committee in September 1998.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company's Board of Directors (the "Committee") establishes policies and programs which determine the compensation of the Company's executive officers, makes recommendations to the Board on general compensation matters, and administers the Company's stock option plans. The Committee currently consists of Messrs. Chasanoff, Wissman and Nemetz, nonemployee members of the Board of Directors.

  Compensation Philosophy and Policies

  The Committee's philosophy is to attract, retain and motivate key personnel through programs designed to maintain the Company's competitive position in its market. The Committee aims to motivate key employees with a combination of cash bonuses and equity incentives which reward superior performance and align the interests of employees to the interests of the Company's stockholders.

  The Committee's policy is to establish a total compensation program at the beginning of each year that enhances the Company's ability to meet its annual financial and strategic goals. The Company seeks to foster teamwork and to motivate high performance through a bonus program which depends upon achievement of corporate performance objectives. The Company intends to structure its compensation arrangements to qualify for deductibility under
Section 162(m) of the Internal Revenue Code.

  Elements of Compensation

  Compensation for officers and key employees includes both cash and equity elements. Cash compensation consists of base salary, cash bonuses and participation in the company-wide 1997 Profit Sharing Plan. Base salary is based on competitive factors and the historic salary structure for various levels of responsibility, expertise and experience within the Company. Officers and non-salesperson employees are eligible for cash bonuses under the 1997 Profit Sharing Plan, allocated as a percentage of base salary earned during fiscal 1997. The 1997 Profit Sharing Plan established a minimum level of operating income to be achieved by the Company for the year before any payments would be made. Because the Company did not achieve the financial targets specified therein, no cash bonuses were awarded under the 1997 Profit Sharing Plan for fiscal 1997.

  Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of the Company are eligible to participate in the 1992 Stock Option Plan (the "1992 Plan"), adopted prior to the Company's initial public offering in 1995, and the 1995 Stock Option Plan (the "1995 Plan"), adopted in July 1995 and amended to increase the number of shares reserved for issuance thereunder in October 1995. The 1992 Plan and 1995 Plan (collectively, the "Plans") permit the Board of Directors or any committee delegated by the Board to grant stock options to executive officers of the Company.

  In determining the size of a stock option grant to a new officer or other key employee, the Committee takes into account equity participation by comparable employees within the Company, practices of industry competitors and other relevant factors. Additional options may be granted to current employees to reward exceptional performance or to provide additional unvested equity incentives. Options granted under the Plans generally become exercisable over four years at a rate of one-fourth of the shares subject to the options at the end of one year from the date of grant and 1/48 of the shares per month thereafter.

  The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. In February 1996, the Company amended its 401(k) Plan to enable the Company to match employee contributions to the 401(k) Plan with shares of the Company's Common Stock.

  1997 Executive Compensation

  Prior to the Company's initial public offering in June 1995, the Board of Directors, consistent with the Company's status as a privately held corporation, took primary responsibility for establishing and administering the Company's executive compensation policies. In June 1996, the Committee assumed this role. The Company's compensation program for executive officers for fiscal 1997 included base salary, bonus and option grants under the Plans. Because the Company did not achieve the financial targets specified therein, no cash bonuses were awarded to non-sales executive officers under the 1997 Profit Sharing Plan.

  Chief Executive Officer Compensation for 1997

  Donald Kingsborough founded the Company in September 1992 and has served as Chairman of the Board and Chief Executive Officer from September 1992 until September 1998, and as Vice President of Business Development from September 1998 to the present. Mr. Kingsborough's compensation package for fiscal year 1997 was based upon reference to external competitive pay practices and an independent review of Mr. Kingsborough's performance. Competitive pay practice data evaluated by the Committee was derived from information compiled regarding a group of other toy companies. The base salary established by the Committee for Mr. Kingsborough fell within the range of base salaries of these companies. In February 1996, the Compensation Committee increased Mr. Kingsborough's compensation package, including an increase in annual base salary to $382,500 per annum (paid retroactively to January 1, 1996) and an increase in monthly automobile allowance to $1,300 and payment of life insurance premium of $598 per month. In July 1996, the Committee increased
Mr. Kingsborough's base salary to $500,000 per annum, retroactive to July 1, 1996. No salary increases have been granted since July 1996.

  Summary

  The Committee sets policy and administers the Company's cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote the Company's business goals and giving them the incentive to achieve goals which will build long-term stock value.

                                       Stuart J. Chasanoff*
                                       Barrett N. Wissman*
                                       Gary L. Nemetz

-------
* Joined the Compensation Committee in September 1998.

                      PERFORMANCE MEASUREMENT COMPARISON

  The following graph compares the Company's cumulative total shareholder return with those of the S&P 500 Index and a Toy Company Index, comprised of Hasbro, Inc., Lewis Galoob Toys, Inc., Mattel, Inc. and Toy Biz, Inc. The graph assumes that $100 was invested (i) on June 8, 1995 (the first trading date of the Company's Common Stock pursuant to its initial public offering) in the Company's Common Stock and (ii) on June 8, 1995 in the S&P 500 Index and the Toy Company Index, including reinvestment of dividends. Note that historic stock price performance is not necessarily indicative of future stock price performance.






                COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
          AMONG YES! ENTERTAINMENT, THE S&P 500 INDEX AND A PEER GROUP

                      [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           YES!              S&P
(Fiscal Year Covered)        ENTERTAINMENT     500 INDEX    PEER GROUP
-------------------          -------------     ---------    ----------
Measurement Pt-  6/8/95      $100              $100         $100
FYE   12/31/95               $132              $117         $114
FYE   12/31/96               $128              $144         $132
FYE   12/31/97               $ 37              $192         $169

___________
*$100 INVESTED ON 6/08/95 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF
 DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.
-------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The Toy Company Index is calculated using an equal-dollar weighing methodology.

                             CERTAIN TRANSACTIONS

  Interest in Royalties From Shoot The Moon Products, Inc. In January 1993, the Company entered into a license agreement with Shoot the Moon Products, Inc. ("STM") pursuant to which the Company pays royalties to STM for the use of the technology incorporated in one of the Company's products, T.V. Teddy. Prior to founding the Company, Mr. Kingsborough was a shareholder of STM. In consideration of Mr. Kingsborough's contribution to the capital of STM of all of his STM shares, STM entered into an agreement with Mr. Kingsborough pursuant to which he is entitled to receive 15% of the royalties received by STM for three products, including T.V. Teddy. The amount paid to Mr. Kingsborough is based upon royalties paid on sales of T.V. Teddy hardware, and exclude sales of the encoded videotapes. Through December 31, 1997, a total of $725,106 in royalties related to sales of T.V. Teddy hardware has accrued under the Company's license with STM, of which approximately $109,740 has been paid or is due Mr. Kingsborough from STM.

  Mr. Barrett N. Wissman, a director of the Company, is a Managing Director of the general partner of HW Partners, L.P., the investment adviser of Infinity, and Mr. Stuart J. Chasanoff, a director of the Company, is a Senior Vice President and General Counsel of HW Partners, L.P. Infinity purchased Debentures in an aggregate principal amount of $1,717,482, and 343,252 shares of Series B Preferred, pursuant to the Purchase Agreement and, together with Glacier and Emerging, for which HW Partners, L.P. also serves as investment adviser, exchanged an aggregate principal amount of $1,835,921 of Debentures and 348,690 shares of Series B Preferred outstanding (after dividends and interest paid and after partial conversions of such securities) into the like principal amount of Debentures and number of shares of Series C Preferred pursuant to the Exchange Agreement.

  On September 2, 1998, and in connection with the transactions which occurred in connection with the Exchange Agreement, (i) the Company, Infinity, Glacier and Emerging entered into a general release of all of their claims they may have against one another, (ii) Messrs. Kingsborough and Nemetz gave irrevocable proxies to Mr. Chasanoff to vote their shares in favor of Proposals 2 and 3, and (iii) Infinity extended a $3,050,000 loan to the Company, due June 30, 1999, at an interest rate of 12% per annum.

  All ongoing and any future transactions with affiliates of the Company, if any, will be on terms believed by the Company to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of disinterested directors.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations, and certain supplementary financial information are incorporated by reference to the Company's 1997 Annual Report on Form 10-K as amended by Form 10-K/A, both of which are being mailed concurrently with this Proxy Statement. The Company's unaudited consolidated financial statements, management's discussion and analysis of financial condition and results of operations, and certain supplementary financial information for the nine months ended September 30, 1998, are incorporated by reference to pages [ ] through [ ] of the Company's Quarterly Report on Form 10-Q.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the mailing date of this Proxy Statement and prior to December 18, 1998, the date of the Annual Meeting, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Proxy Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as modified or superseded, to constitute a part of this Proxy Statement.

  A copy of each of the reports referenced above may be obtained without charge upon written request or oral request to the Secretary, YES! Entertainment Corporation, 3875 Hopyard Road, Suite 375, Pleasanton, California 94588, telephone (925) 463-5525. Such reports will be mailed by first class mail or other equally prompt means within one business day of receipt of such request.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ MARK C. SHEPHERD
                                          Mark C. Shepherd
                                          Secretary

November 17, 1998

                                                                      4480-PS-98

                       YES! ENTERTAINMENT CORPORATION

Dear Stockholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operations of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on December 18, 1998.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

YES! Entertainment Corporation

                                     PROXY

                        YES! ENTERTAINMENT CORPORATION

                         3875 HOPYARD ROAD, SUITE 375
                             PLEASANTON, CA 94588

              ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 18, 1998
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all prior proxies, hereby appoint(s) Mark Shepherd and John Kirly as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1998 Annual Meeting of Stockholders of YES! Entertainment Corporation to be held at The Four Points Hotel Sheraton, 5115 Hopyard Road, Pleasanton, CA 84588 on Monday, December 18, 1998, at 10:00 a.m., and any adjournment or adjournments thereof. the undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.


-----------------                                            -----------------
   SEE REVERSE                                                  SEE REVERSE
      SIDE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SIDE
-----------------                                            -----------------

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

1. Election of Directors.
   Nominees: Gary L. Nemetz, Donald D. Kingsborough,
   Mark C. Shepherd, Stuart J. Chasanoff and Barrett N. Wissman


        FOR             [_]             [_]             WITHHELD
        ALL                                             FROM ALL
      NOMINEES                                          NOMINEES


[_]
   --------------------------------------
   For all nominees except as noted above

2. Approval of an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 48,000,000 shares to 125,000,000 shares.


               FOR              AGAINST         ABSTAIN
               [_]                [_]             [_]


3. Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.


               FOR              AGAINST         ABSTAIN
               [_]                [_]             [_]

4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

PLEASE VOTE, DATE AND SIGN AND RETURN IN THE ENCLOSED ENVELOPE.
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


Signature: __________ Date: ___________ Signature: __________ Date: ___________